Exhibit 10.2
TWELFTH AMENDMENT TO CREDIT AGREEMENT
This Twelfth Amendment to Credit Agreement (this “Amendment”) is entered into as of August 1, 2025 by and among Local Bounti Operating Company LLC, a Delaware limited liability company (the “Company”), Local Bounti Corporation, a Delaware corporation (“Holdings”), the other Guarantors signatory hereto, the Subsidiary Borrowers signatory hereto, and Cargill Financial Services International, Inc., a Delaware corporation (“CFSI”), in its capacity as the Lender (as defined below).
The Company and CFSI are parties to a Credit Agreement dated as of September 3, 2021 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among the Company, certain Subsidiaries of the Company from time to time party thereto, as borrowers (the “Subsidiary Borrowers” and, together with the Company, the “Borrowers”), and CFSI, as lender (in such capacity, the “Lender”).
The Borrowers have requested that the Lender agree to (x) a reduction in the principal amount of the Term Loans and (y) certain amendments to the Credit Agreement, and the Lender is willing to grant such request on the terms and subject to the conditions set forth herein.
ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Definitions. As used herein, capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given them in the Credit Agreement.
2.    Acknowledgments and Agreements. Each Loan Party hereby represents, warrants, acknowledges and agrees as follows:
(a)    Recitals. The Recitals to this Amendment are true and correct.
(b)    Outstanding Loans. As of August 1, 2025, (i) the outstanding aggregate principal balance of all Term Loans was $312,000,000.00, and (ii) accrued and unpaid interest on the Term Loans (for the period commencing March 31, 2025 and ending August 1, 2025) was $6,713,927.91, which accrued interest has not been paid in cash or paid in kind and capitalized and remains outstanding as of the date hereof .
(c)    No Restriction, Setoff, Etc. The Obligations are not subject to any restriction, setoff, deduction, claim, counterclaim or defense of any Loan Party of any kind or character whatsoever.
(d)    Loan Documents. Each Loan Document to which a Loan Party is a party is the valid and binding agreement of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity, and as to each of which there are no restrictions, setoffs, deductions, claims, counterclaims or defenses of any Loan Party of any kind or character whatsoever.
(e)    Collateral. The Lender has a valid, enforceable and (subject only to Permitted Liens) first-priority perfected security interest in and Lien on the assets and property of each Loan Party, as to which there are no restrictions, setoffs, deductions, claims, counterclaims or defenses of the Loan Parties of any kind or character whatsoever, which security interest and Lien secures the Obligations.
(f)    No Course of Dealing. There exists no course of dealing among the Lender and the Loan Parties, and neither this Amendment, nor the funding of any Term Loan in the Lender’s sole discretion (whether before, on or after the date hereof), constitutes a course of dealing.
(g)    Conduct. The Lender has fully and timely performed all of its obligations and duties in compliance with the Loan Documents and Applicable Law, and has acted reasonably, in good faith and appropriately under the circumstances.
3.    Reduction of Indebtedness. The Lender and the Loan Parties hereby agree that, upon the satisfaction of all terms and conditions set forth in Section 6 below, outstanding principal in respect of the Term Loans in an aggregate amount of $10,000,000.00 shall automatically and immediately be deemed cancelled and discharged (such deemed cancellation and discharge, the “Debt Reduction”). For the avoidance of doubt, (i) immediately after giving effect to such Debt Reduction, the outstanding aggregate principal balance of all Term Loans as of the date hereof shall be $302,000,000.00, and (ii) the Loan Parties acknowledge and agree that the Debt Reduction does not include any accrued and outstanding interest on the Term Loans as of the date hereof (which accrued and outstanding interest remains payable in accordance with the terms of the Loan Documents).
4.    Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is amended by adding or amending and restating, as the case may be, the following definitions:
“2025 Convertible Note” means the unsecured Convertible Note dated as of the Twelfth Amendment Effective Date made by Holdings to U.S. Bounti, LLC, a Delaware limited liability company, in an aggregate initial principal amount of $10,000,000, as such principal amount may be increased through the accrual of payment-in-kind interest on such Convertible Note in accordance with the express terms of such Convertible Note.
“Convertible Note Subordination Agreement” means the Subordination Agreement dated as of the Twelfth Amendment Effective Date between U.S. Bounti, LLC, a Delaware limited liability company, as subordinated creditor, and the Lender, as senior creditor, and acknowledged and agreed by the Loan Parties.
“Loan Documents” means, collectively, this Agreement, the Term Loan Note, the Collateral Documents, the Guaranty, the Disbursing Agreement, the Environmental Indemnity, the Perfection Certificate, the Closing Date Letter Agreement, the Convertible Note Subordination Agreement, each Fee Letter, each Borrowing Base Certificate and each other instrument, certificate or document delivered in connection herewith or therewith (including, without limitation, each amendment hereto and thereto); provided that, for the avoidance of doubt, no Warrant Agreement shall be a Loan Document.
“Term Loan Amount” means, as of the Twelfth Amendment Effective Date, $312,000,000 (it being understood and agreed that, as of the Twelfth Amendment Effective Date (i) the unadvanced amount under the Term Loan Facility is $10,000,000 (such unadvanced amount, the “Working Capital Term Loan Amount”) and (ii) the

Borrowers covenant and agree, to the extent that the Borrowers request and the Lender funds Working Capital Term Loans in accordance with Section 4.5 and the other terms of this Agreement, the Borrowers shall use the proceeds of such Working Capital Term Loans solely for working capital in accordance with Section 5.12(c)(ii)).
“Twelfth Amendment Effective Date” means August 1, 2025.
(b)    Section 6.1(o) of the Credit Agreement is amended and restated in its entirety to read as follows:
(o)    unsecured Indebtedness under the 2025 Convertible Note in an aggregate initial principal amount not to exceed $10,000,000, as such principal amount may be increased through the accrual of payment-in-kind interest in accordance with the express terms of the 2025 Convertible Note, but only so long as the Convertible Note Subordination Agreement remains in full force and effect; provided, to the extent that any outstanding principal amount under the 2025 Convertible Note is converted to common stock of Holdings or repaid in cash, in each case in accordance with the express terms of the 2025 Convertible Note (such amount of outstanding principal so converted or repaid, the “Available Unsecured Amount”), the Loan Parties may incur other unsecured Indebtedness up to an aggregate principal amount not to exceed the lesser of (i) the Available Unsecured Amount and (ii) $10,000,000, but only so long as such other unsecured Indebtedness is subject to a subordination agreement (or other subordination arrangement) acceptable to the Lender in its sole discretion.
(c)    Section 6.5(a) of the Credit Agreement is amended by (i) deleting the text “or” appearing at the end of subclause (iii) thereof and (ii) inserting the following text at the end of subclause (iv) thereof:
, or (v) the conversion of all or a portion of the 2025 Convertible Note into Equity Interests of Holdings to the extent expressly permitted under the 2025 Convertible Note and the Convertible Note Subordination Agreement.
(d)    Section 6.13 of the Credit Agreement is amended by inserting a new clause (e) immediately after clause (d) thereof to read in its entirety as follows:
(e)    Notwithstanding any other provision of this Agreement, the Borrowers will not, and will not permit any other Loan Party or Subsidiary to, without the prior written consent of the Lender, amend, supplement, modify, terminate, cancel or revoke any provision of the 2025 Convertible Note.
(e)    Section 7.1(f) of the Credit Agreement is amended and restated in its entirety to read as follows:
(f)    (i) a material default shall occur under the SPAC Merger Agreement or any Warrant Agreement (or, if applicable, any warrant issued thereunder), and such material default shall remain in effect after any grace period applicable thereto, (ii) a default shall occur under any STORE Document, and such default shall remain in effect after any grace period applicable thereto, if any, (iii) a default shall occur under a Swap Contract with a Swap Party, and such default shall remain in effect after any grace period applicable thereto, if any, (iv) a default shall occur under the 2025 Convertible Note, and such default shall remain in effect after any grace period applicable thereto, if any, or (v) with respect to any Material Agreement other than (x) a Material Agreement specified in the foregoing clauses (i) or (ii) or (y) a Material Project Document, any Loan Party or any Subsidiary of a Loan Party fails to perform or observe any material term, covenant or agreement contained in such Material Agreement or otherwise breaches any such Material Agreement in any material respect; or
5.    Representations and Warranties. Each Loan Party represents and warrants to the Lender as follows:
(a)    Such Loan Party is a corporation or limited liability company, as applicable, duly formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization. Each Loan Party (i) has all requisite power and authority, all requisite governmental licenses, authorizations, consents and approvals and all requisite organizational, including any needed shareholder, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute and deliver this Amendment and perform its obligations under this Amendment, the Credit Agreement as amended hereby, the other Loan Documents and each agreement, instrument or document entered into pursuant to any of the foregoing (collectively, the “Transaction Documents”), and (ii) is duly qualified and is licensed and, if applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in the case of clause (ii), in jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to result in a Material Adverse Effect.
(b)    The execution and delivery by such Loan Party of this Amendment and each other agreement, instrument and document entered into in connection herewith, and the performance by such Loan Party of the Transaction Documents, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its Organizational Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under, (A) any Contractual Obligation (including, without limitation, any Material Agreement or any Contractual Obligation relating to borrowed money) to which such Loan Party is a party or affecting any such Loan Party or the properties of such Loan Party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, or (iii) violate any Law.
(c)    This Amendment and each other agreement, instrument and document entered into in connection herewith has been duly executed and delivered by such Loan Party. This Amendment and each other Transaction Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.
(d)    All of the representations and warranties contained in the Loan Documents, including without limitation in Article III of the Credit Agreement, are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date hereof.

(e)    No Default or Event of Default has occurred and is continuing as of the date hereof, and no Default or Event of Default would result from, (i) the execution and delivery of this Amendment or any other agreement, instrument or document entered into in connection herewith or (ii) the consummation of the transactions contemplated under this Amendment, the Credit Agreement as amended hereby or the other Transaction Documents.
(f)    (i) The Organizational Documents of each Loan Party which were certified to the Lender pursuant to the officer’s certificate delivered by such Loan Party to the Lender in connection with the Eleventh Amendment (such officer’s certificate, the “Prior Certificate”) continue in full force and effect as of the date hereof and have not been amended, restated, rescinded, repealed, superseded, supplemented or otherwise modified since the date of the Prior Certificate; (ii) the resolutions certified to the Lender pursuant to the Prior Certificate authorize the execution and delivery of this Amendment and the other Transaction Documents and the performance of this Amendment, the Credit Agreement as amended hereby and the other Transaction Documents, were duly adopted on the date referenced therein, have not been amended, restated, rescinded, repealed, superseded, supplemented or otherwise modified since such date of adoption and remain in full force and effect as of the date hereof; and (iii) the officers and other Persons who were certified to the Lender pursuant to the Prior Certificate as being authorized to sign and to act on behalf of such Loan Party continue to be so authorized as of the date hereof and continue to hold as of the date hereof the offices set forth in the Prior Certificate, except with respect to Holdings, whose incumbency certificate (setting forth the name, office and authentic specimen signature of duly elected or appointed officers authorized to execute this Amendment and the other Transaction Documents on behalf of Holdings) is attached as Exhibit A hereto.
6.    Effectiveness. Sections 3 and 4 of this Amendment shall be effective as of the date hereof only if the Lender has received (or waived in writing the receipt of), on or before the date of this Amendment, each of the following, each in form and substance acceptable to the Lender in its sole discretion:
(a)    a copy of this Amendment, duly executed by the Loan Parties and the Lender;
(b)    a Term Loan Note, amending and restating (without novating) the Term Loan Note under the Credit Agreement in effect immediately prior to the effectiveness of this Amendment, duly executed by the Borrowers;
(c)    a certificate of status, compliance or like certificate for each Loan Party from the appropriate Governmental Authority of the jurisdiction of incorporation or formation of such Person, each dated not more than thirty (30) days prior to the date hereof;
(d)    copies of the 2025 Convertible Note and the Convertible Note Subordination Agreement (as each such term is defined in the Credit Agreement as amended hereby), in each case duly executed and acknowledged by the parties thereto and accompanied by any warrant or any other agreement, document or instrument entered into in connection with the 2025 Convertible Note;
(e)    if obtained following the Loan Parties’ commercially reasonable efforts, a true, correct and complete copy of an amendment to the STORE Lease Agreement, providing for two years of rent relief and an extension of the term thereof by two years, duly executed by the parties thereto; and

(f)    evidence that adequate liability, property, business interruption and builder’s risk insurance required to be maintained under the Senior Credit Agreement is in full force and effect, in each case together with certificates naming the Senior Lender as additional insured, mortgagee and lender’s loss payee, as applicable, with respect to the Collateral; and
(g)    such other items as the Lender may require.
7.    References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to such Credit Agreement as amended hereby and any and all references in any other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.
8.    No Other Changes. Except as expressly set forth herein, all terms of the Credit Agreement and each of the other Loan Documents remain in full force and effect.
9.    No Waiver. Neither the execution of this Amendment or of any other agreement, instrument or document contemplated hereunder, nor any oral or written communication between the Lender and any Loan Party, nor the making of any financial accommodation, nor any express reduction of or any acceptance of any payment of the Obligations, nor any forbearance, amendment or consent or any other action or omission on the part of the Lender, shall be deemed to be a waiver, modification or release of any Default or Event of Default or any other breach, default or event of default under any Loan Document or other document held by the Lender, whether known or unknown, now existing or hereafter arising, or of any rights or remedies of the Lender under the Loan Documents or Applicable Law, as to which all rights and remedies of the Lender are and shall continue at all times to be expressly reserved by the Lender.
10.    Release of Lender. By its signature below, each Loan Party, for itself and on behalf of its respective present and former shareholders, members, directors and officers thereof and such Loan Party’s successors (including, without limitation, any trustees or receivers acting on behalf of such Loan Party and any debtor-in-possession with respect to such Loan Party), assigns, subsidiaries, Affiliates and Related Parties (collectively, the “Releasors”), hereby absolutely and unconditionally releases and forever discharges the Lender and any and all of the Lender’s participants, parent companies, subsidiaries, Affiliates, insurers, indemnitors, successors and assigns, together with all of the present and former directors, officers, agents, employees and other Related Parties of any of the foregoing (collectively, the “Released Parties”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in Law or equity or upon contract or tort or under any state or federal Law or otherwise, which any Releasor has had, now has or has made claim to have against any Released Party for or by reason of any act, omission, matter, cause or thing whatsoever occurring or arising prior to the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured, known or unknown, liquidated or unliquidated, or fixed or contingent (such claims, demands and causes of action, collectively, the “Released Claims”). For the avoidance of doubt, each Releasor agrees that the foregoing release is a full and complete waiver of all claims arising on or before the date of this Amendment. Each Releasor agrees not to sue any Released Party or in any way assist any other person or entity in suing a Released Party with respect to any Released Claim.
11.    1542 Statement. Each Loan Party acknowledges that it has been informed of its rights under and the provisions of Section 1542 of the Civil Code of the State of California and expressly waives and relinquishes all rights and benefits that it has or may have had under such statute, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
12.    Acknowledgment and Agreement of Guarantors. By its signature below, each Guarantor (i) consents to the terms and execution of this Amendment; (ii) acknowledges that all indebtedness under the Credit Agreement (including all indebtedness outstanding under the Credit Agreement after giving effect to the Debt Reduction) constitutes indebtedness guarantied under each Guaranty and secured by the Collateral Documents; (iii) reaffirms all of its obligations to the Lender pursuant to the terms of its Guaranty, the Security Agreement and the other Loan Documents to which it is a party; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrowers thereunder, or enter into any agreement or extend additional or other credit accommodations in connection therewith, without notifying or obtaining the consent of such Guarantor and without impairing the liability of such Guarantor under any Guaranty, the Security Agreement or any other Loan Document to which it is a party.
13.    Costs and Expenses. Notwithstanding Section 8.3(a) of the Credit Agreement, each party hereto hereby agrees to pay its own out-of-pocket expenses (including the fees, charges and disbursements of outside counsel) incurred prior to the date hereof solely in connection with the preparation, negotiation, execution and delivery of this Amendment, the other Transaction Documents and the other documents, agreements and certificates contemplated hereunder and thereunder.
14.    Interpretation, Tax Liabilities and Advise of Counsel. Each Loan Party acknowledges that it: (i) has been represented, or had the opportunity to be represented, by its own legal counsel, accountants and advisors in connection with this Amendment, the Credit Agreement as amended hereby and the other Transaction Documents, including, without limitation, with respect to the releases set forth herein; (ii) has exercised independent judgment with respect to this Amendment, the Credit Agreement as amended hereby and the other Transaction Documents; and (iii) has not relied on the Lender or its directors, officers, employees, agents or counsel for any advice with respect to this Amendment, the Credit Agreement as amended hereby and the other Transaction Documents. No rule of contract construction or interpretation shall be employed to construe this Amendment, the Credit Agreement as amended hereby or any other Transaction Document more strictly against one party or the other. Furthermore, each Loan Party acknowledges and agrees that the Lender may be required and may record and report any forgiven indebtedness to all applicable private, public, quasi-governmental and governmental entities or agencies in accordance with all Applicable Laws, including filing a Form 1099 with the United States Internal Revenue Service. Each Loan Party acknowledges that there may be tax consequences to it arising out of the transactions contemplated by this Amendment, and that it is obligated to pay all taxes of any kind due as the result of the Debt Reduction, and the Borrowers and the other Loan Parties shall indemnify the Lender and save the Lender harmless for payment or responsibility for any taxes, fees, penalties or interest.
15.    Miscellaneous. This Amendment shall be governed by, and construed in accordance with, the internal law of the State of New York (without giving effect to the conflict of laws principles thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall apply to this Amendment and all documentation hereunder). The parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document. This Amendment, together with the Credit Agreement as amended hereby and the other Loan Documents and Transaction Documents, comprises the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart signature page by facsimile or by e-mail transmission shall also deliver an original executed counterpart, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.
Signature pages follow.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.
LOCAL BOUNTI OPERATING COMPANY LLC, as Borrower

By:      /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

BOUNTI BITTERROOT LLC, as Borrower

By:      /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

GROW BOUNTI NORTHWEST, LLC, as Borrower

By:      /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer

CONTROLLED ENVIRONMENT PROPERTY COMPANY, LLC, as Borrower

By: /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: Chief Financial Officer
Signature Page to Twelfth Amendment to Credit Agreement

531 FOLEY LANE HAMILTON, LLC, as Borrower

By:      /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: President

LOCAL BOUNTI CORPORATION, as Holdings and a Guarantor

By:      /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: President, Chief Executive Officer and Chief
     Financial Officer

Signature Page to Twelfth Amendment to Credit Agreement

HOLLANDIA PRODUCE GROUP, INC.
HOLLANDIA PRODUCE GA, LLC
ADVANCED SUSTAIN ABILITY, LLC
HOLLANDIA REAL ESTATE, LLC
GREEN GROWTH CONSULTING, LLC
HOLLANDIA FLOWERS, LLC
HOLLANDIA PRODUCE, LLC, as Guarantors

By:      /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: President

LOCAL BOUNTI TEXAS LLC
LB OHIO, LLC, as Guarantors

By:      /s/ Kathleen Valiasek
Name: Kathleen Valiasek
Title: President and Chief Financial Officer

Signature Page to Twelfth Amendment to Credit Agreement

CARGILL FINANCIAL SERVICES INTERNATIONAL, INC., as Lender

By:      /s/ Erik Haugen
Name: Erik Haugen
Title: TM Settlement Supervisor

Signature Page to Twelfth Amendment to Credit Agreement

Exhibit A

Authorized Persons
Local Bounti Corporation

Name	Title/Position	Signature
Kathleen Valiasek	President, Chief Executive Officer and Chief Financial Officer	/s/ Kathleen Valiasek
Margaret McCandless	General Counsel and Secretary	/s/ Margaret McCandless

Incumbency Certificate